                                                                   Exhibit 25(a)

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   ----------

                                    FORM T-1

                                   ----------

                   STATEMENT OF ELIGIBILITY AND QUALIFICATION
            UNDER THE TRUST INDENTURE ACT OF 1939, AS AMENDED, OF A
                    CORPORATION DESIGNATED TO ACT AS TRUSTEE

                                   ----------

                           FIRST UNION NATIONAL BANK
              (Exact name of trustee as specified in its charter)

United States National Bank                22-1147033
(State of incorporation if                 (I.R.S. employer
not a national bank)                       identification no.)

First Union National Bank
230 South Tryon Street, 9th Floor
Charlotte, North Carolina                  28288-1179
(Address of principal                      (Zip Code)
executive offices)

                                 Same as above
                                 -------------

                 (Name, address and telephone number, including
                   area code, of trustee's agent for service)

                        Federal Realty Investment Trust
              (Exact name of obliger as specified in its charter)

                              District of Columbia

         (State or other jurisdiction of incorporation or organization)

                                   52-0782497
                      (I.R.S. employer identification no.)

                               Steven J. Guttman
                             President and Trustee
                           1626 East Jefferson Street
                         Rockville, Maryland 20852-4041
                                 (301)998-8100

         (Address, including zip code, of principal executive offices)

                              --------------------

                     Senior & Subordinated Debt Securities

                      (Title of the indenture securities)

                ------------------------------------------------

1.   General information.  Furnish the following information as to the trustee:
     -------------------

     (a) Name and address of each examining or supervising authority to which it is subject


--------------------------------------------------------------------------------
     Name                                   Address


--------------------------------------------------------------------------------

Federal Reserve Bank of Richmond, VA     Richmond, VA

Comptroller of the Currency              Washington, D.C.

Securities and Exchange Commission
Division of Market Regulation            Washington, D.C.

Federal Deposit Insurance Corporation    Washington, D.C.

     (b)  Whether it is authorized to exercise corporate trust powers.

          The trustee is authorized to exercise corporate trust powers.

2.   Affiliations with obligor and underwriters.  If the obligor or any
     ------------------------------------------
     underwriter for the obligor is an affiliate of the trustee, describe each such affiliation.

     None.

     (See Note 1 on Page 4.)


Because the obligor is not in default on any securities issued under indentures under which the applicant is trustee, Items 3 through 15 are not required herein.

16.  List of Exhibits.
     ----------------

     All exhibits identified below are filed as a part of this statement of eligibility.

     1. A copy of the Articles of Association of First Union National Bank as now in effect, which contain the authority to commence business and a grant of powers to exercise corporate trust powers.

     2. A copy of the certificate of authority of the trustee to commence business, if not contained in the Articles of Association.

     3. A copy of the authorization of the trustee to exercise corporate trust powers, if such authorization is not contained in the documents specified in exhibits (1) or (2) above.

     4. A copy of the existing By-laws of First Union National Bank, or instruments corresponding thereto.

     5.   Inapplicable.

     6. The consent of the trustee required by Section 321(b) of the Trust Indenture Act of 1939 is included at Page 4 of this Form T-1 Statement.

     7. A copy of the latest report of condition of the trustee published pursuant to law or to the requirements of its supervising or examining authority is attached hereto.

     8.   Inapplicable.

     9.   Inapplicable.

                                     NOTE

Note 1: Inasmuch as this Form T-1 is filed prior to the ascertainment by the Trustee of all facts on which to base a responsive answer to Item 2, the answer to said Item is based on incomplete information. Item 2 may, however, be considered correct unless amended by an amendment to this Form T-1.


                                   SIGNATURE

     Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, First Union National Bank, a national association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility and qualification to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Charlotte, and State of North Carolina, on the _____ day of September, 1998.

                              FIRST UNION NATIONAL BANK
                              (trustee)


                              By: /s/ Shannon Schwartz
                                 -------------------------------
                                 Its: Asst. Vice President
                                     ---------------------------

                               CONSENT OF TRUSTEE

     Under section 321(b) of the Trust Indenture Act of 1939, as amended, and in connection with the proposed issuance by Federal Realty Investment Trust Senior and Subordinated Debt Securities, First Union National Bank as the trustee herein named, hereby consents that reports of examinations of said Trustee by Federal, State, Territorial or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon requests therefor.

                              FIRST UNION NATIONAL BANK


                              By: /s/ Shannon Schwartz
                                 -------------------------------
                                 Name: Shannon Schwartz
                                      --------------------------
                                 Title: Asst. Vice President
                                       -------------------------

Dated: September 17, 1998

Legal Title of Bank: First Union National Bank        Call Date: 6/30/98
Address:             Two First Union Center           ST-BK: 37-0351   FFIEC 031
City, State, Zip:    Charlotte, NC  28288-0201                         Page RC-1
FDIC Certificate #:  33869
                     -----

Consolidated Report of Condition for Insured Commercial and State-Chartered Savings Banks for June 30, 1998

All schedules are to be reported in thousands of dollars. Unless otherwise indicated, report the amount outstanding as of the last business day of the quarter.

Schedule RC--Balance Sheet

                                                                                                                 C400
                                                                 Dollar Amount in Thousands  RCFD    Bil   Mil   Thou
----------------------------------------------------------------------------------------------------------------------
ASSETS                                                                                       /////////////////////////
 1.  Cash and balances due from depository institutions (from Schedule RC-A):                /////////////////////////
      a. Noninterest-bearing balances and currency and coin (1)............................  0081            9,898,292   1.a.
      b. Interest-bearing balances (2).....................................................  0071            1,785,499   1.b.
 2.  Securities:                                                                             /////////////////////////
      a. Held-to-maturity securities (from Schedule RC-B, column A)........................  1754            2,105,131   2.a.
      b. Available-for-sale securities (from Schedule RC-B, column D)......................  1773           36,130,513   2.b.
 3.  Federal funds sold and securities purchased under agreements to resell................  1350            4,551,009   3.
 4.  Loans and lease financing receivables                                                   /////////////////////////
      a. Loans and leases, net of unearned income (from Schedule RC-C)RCFD 2122 136,146,290  /////////////////////////   4.a.
      b. LESS: Allowance for loan and lease losses..................  RCFD 3123   1,814,169  /////////////////////////   4.b.
      c. LESS: Allocated transfer risk reserve......................  RCFD 3128           0  /////////////////////////   4.c.
      d. Loans and leases, net of unearned income,                                           /////////////////////////
         allowance, and reserve (item 4.a minus 4.b and 4.c)...............................  2126          134,332,111   4.d.
 5.  Trading assets (from Schedule RC-D)...................................................  3545            5,786,208   5.
 6.  Premises and fixed assets (including capitalized leases)..............................  2145            3,278,523   6.
 7.  Other real estate owned (from Schedule RC-M)..........................................  2150              125,154   7.
 8.  Investments in unconsolidated subsidiaries and associated companies
     (from Schedule RC-M)..................................................................  2180              345,634   8.
 9.  Customers' liability to this bank on acceptances outstanding..........................  2155            1,091,060   9.
10.  Intangible assets (from Schedule RC-M)................................................  2143            5,221,760  10.
11.  Other assets (from Schedule RC-F).....................................................  2160            8,649,274  11.
12.  Total assets (sum of items 1 through 11)..............................................  2170          213,300,168  12.

----------
(1) Includes cash items in process of collection and unposted debits.
(2) Includes time certificates of deposit not held for trading.

Legal Title of Bank: First Union National Bank        Call Date: 6/30/98
Address:             Two First Union Center           ST-BK:  37-0351  FFIEC 031
City, State, Zip:    Charlotte, NC  28288-0201                         Page RC-1
FDIC Certificate #:  33869
                     -----

Schedule RC--Continued

                                                                  Dollar Amount in Thousands             Bil Mil Thou
---------------------------------------------------------------------------------------------------------------------
LIABILITIES                                                                                    ///////////////////////////
13.  Deposits:                                                                                 ///////////////////////////
      a. In domestic offices (sum of totals of columns A and C from Schedule RC-E,             ///////////////////////////
         part I)............................................................................   RCON 2200       133,606,970  13.a.
         (1) Noninterest-bearing (1)................................. RCON  6631   26,221,093  ///////////////////////////  13.a.(1)
         (2) Interest-bearing........................................ RCON  6636  107,385,877  ///////////////////////////  13.a.(2)
      b. In foreign offices, Edge and Agreement subsidiaries, and IBFs (from Schedule RC-E,    //////////////////////////
         part II)............................................................................  RCFN 2200         9,377,311  13.b.
         (1) Noninterest-bearing..................................... RCFN  6631      581,219  ///////////////////////////  13.b.(1)
         (2) Interest-bearing........................................ RCFN  6636    8,796,092  ///////////////////////////  13.b.(2)

14.  Federal funds purchased and securities sold under agreements to repurchase..............  RCFD 2800        22,988,933  14.
15.   a. Demand notes issued to the U.S. Treasury............................................  RCON 2840           850,539  15.a.
      b. Trading liabilities (from Schedule RC-D)............................................  RCFD 3548         4,824,321  15.b.
16.  Other borrowed money (includes mortgage indebtedness and obligations under                //////////////////////////
     capitalized leases):....................................................................  //////////////////////////
      a. With a remaining maturity of one year or less.......................................  RCFD 2332        11,459,244  16.a.
      b. With a remaining maturity of more than one year through three years.................  RCFD A547           590,270  16.b.
      c. With a remaining maturity of more than three years..................................  RCFD A548           437,360  16.c.
17.  Not applicable..........................................................................  //////////////////////////
18.  Bank's liability on acceptances executed and outstanding................................  RCFD 2920        1,5106,327  18.
19.  Subordinated notes and debentures (2)...................................................  RCFD 3200         3,512,216  19.
20.  Other liabilities (from Schedule RC-G)..................................................  RCFD 2930         7,361,602  20.
21.  Total liabilities (sum of items 13 through 20)..........................................  RCFD 2948       196,115,093  21.
22.  Not applicable..........................................................................  //////////////////////////
EQUITY CAPITAL                                                                                 //////////////////////////
23.  Perpetual preferred stock and related surplus...........................................  RCFD 3838           160,540  23.
24.  Common stock............................................................................  RCFD 3230           454,543  24.
25.  Surplus (exclude all surplus related to preferred stock)................................  RCFD 3839        13,225,076  25.
26.  a.  Undivided profits and capital reserves..............................................  RCFD 3632         3,015,429  26.a.
     b.  Net unrealized holding gains (losses) on available-for-sale securities..............  RCFD 8434           330,722  26.b.
27.  Cumulative foreign currency translation adjustments.....................................  RCFD 3284           (1,235)  27.
28.  Total equity capital (sum of items 23 through 27).......................................  RCFD 3210        17,185,075  28.
29.  Total liabilities and equity capital (sum of items 21 and 28)...........................  RCFD 3300       213,300,168  29.

Memorandum
To be reported only with the March Report of Condition.
 1.  Indicate in the box at the right the number of the statement below that best
     describes the most comprehensive level of auditing work performed for the bank by                         Number
     independent external auditors as of any date during 1996................................  RCFD 6724   N/A   M.1.


1 = Independent audit of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the bank
2 = Independent audit of the bank's parent holding company conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the consolidated holding company (but not on the bank separately)
3 = Directors' examination of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm (may be required by state chartering authority)
4  = Directors' examination of the bank performed by other external auditors
     (may be required by state chartering authority)
5  = Review of the bank's financial statements by external auditors
6  = Compilation of the bank's financial statements by external auditors
7  = Other audit procedures (excluding tax preparation work)
8  = No external audit work

----------
(1) Includes total demand deposits and noninterest-bearing time and savings deposit.
(2) Includes limited-life preferred stock and related surplus.

                                                               Charter No. 22693


                           FIRST UNION NATIONAL BANK

                            ARTICLES OF ASSOCIATION
                            -----------------------
                   (as restated effective February 26, 1998)


For the purpose of organizing an Association to carry on the business of banking under the laws of the United States, the undersigned do enter into the following Articles of Association:

  FIRST.  The title of this Association shall be FIRST UNION NATIONAL BANK.
  -----

  SECOND.  The main office of the Association shall be in Charlotte, County of
  ------
Mecklenburg, State of North Carolina. The general business of the Association shall be conducted at its main office and its branches.

  THIRD.  The Board of Directors of this Association shall consist of not less
  -----
than five nor more than twenty-five directors, the exact number of directors within such minimum and maximum limits to be fixed and determined from time to time by resolution of a majority of the full Board of Directors or by resolution of the shareholders at any annual or special meeting thereof. Unless otherwise provided by the laws of the United States, any vacancy in the Board of Directors for any reason, including an increase in the number thereof, may be filled by action of the Board of Directors.

  FOURTH.  The annual meeting of the shareholders for the election of directors
  ------
and the transaction of whatever other business may be brought before said meeting shall be held at the main office or such other place as the Board of Directors may designate, on the day of each year specified therefor in the By-Laws, but if no election is held on that day, it may be held on any subsequent day according to the provisions of law; and all elections shall be held according to such lawful regulations as may be prescribed by the Board of Directors.

  Nominations for election to the Board of Directors may be made by the Board of Directors or by any stockholder of any outstanding class of capital stock of the bank entitled to vote for election of directors. Nominations, other than those made by or on behalf of the existing management of the bank, shall be made in writing and shall be delivered or mailed to the President of the bank and to the Comptroller of the Currency, Washington, D.C., not less than 14 days nor more than 50 days prior to any meeting of stockholders called for the election of directors, provided, however, that if less than 21 days' notice of
                       --------  -------
the meeting is given to shareholders, such nomination shall be mailed or delivered to the President of the Bank and to the Comptroller of the Currency not later than the close of business on the seventh day following the day on which the notice of meeting was mailed. Such notification shall contain the following information to the extent known to the notifying shareholder: (a) the name and address of each proposed nominee; (b) the principal occupation of each proposed nominee; (c) the total number of shares of capital stock of the bank that will be voted for each proposed nominee; (d) the name and residence address of the notifying shareholder; and (e) the number of shares of capital stock of the bank owned by the notifying shareholder. Nominations not made in accordance herewith may, in his discretion, be disregarded by the Chairman of the meeting, and upon his instructions, the vote tellers may disregard all votes cast for each such nominee.

  FIFTH.
  ------

  (a)   General.  The amount of capital stock of this Association shall be (I)
        -------
25,000,000 shares of common stock of the par value of twenty dollars ($20.00) each (the "Common Stock") and (ii) 160,540 shares of preferred stock of the par value of one dollar ($ 1. 00) each (the "Non-Cumulative Preferred Stock"), having the rights, privileges and preferences set forth below, but said capital stock may be increased or decreased from time to time in accordance with the provisions of the laws of the United States.

  (b)  Terms of the Non-Cumulative Preferred Stock.
       -------------------------------------------

  1.  General.   Each share of Non-Cumulative Preferred Stock shall be identical
      -------
  in all respects with the other shares of Non-Cumulative Preferred Stock. The authorized number of shares of Non-Cumulative Preferred Stock may from time to time be increased or decreased (but not below the number then outstanding) by the Board of Directors. Shares of Non-Cumulative Preferred Stock redeemed by the Association shall be canceled and shall revert to authorized but unissued shares of Non-Cumulative Preferred Stock.

  2.  Dividends.
      ----------

      (a)  General.  The holders of Non-Cumulative Preferred Stock shall be
           -------
      entitled to receive, when, as and if declared by the Board of Directors, but only out of funds legally available therefor, non-cumulative cash dividends at the annual rate of $83.75 per share, and no more, payable quarterly on the first days of December, March, June and September, respectively, in each year with respect to the quarterly dividend period (or portion thereof) ending on the day preceding such respective dividend payment date, to shareholders of record on the respective date, not exceeding fifty days preceding such dividend payment date, fixed for that purpose by the Board of Directors in advance of payment of each particular dividend. Notwithstanding the foregoing, the cash dividend to be paid on the first dividend payment date after the initial issuance of Non-Cumulative Preferred Stock and on any dividend payment date with respect to a partial dividend period shall be $83.75 per share multiplied by the fraction produced by dividing the number of days since such initial issuance or in such partial dividend period, as the case may be, by 360.


      (b) Non-cumulative Dividends. Dividends on the shares of Non-cumulative
          ------------------------
      Stock shall not be cumulative and no rights shall accrue to the holders of shares of Non-Cumulative Preferred Stock by reason of the fact that the Association may fail to declare or pay dividends on the shares of Non-Cumulative Preferred Stock in any amount in any quarterly dividend period, whether or not the earnings of the Association in any quarterly dividend period were sufficient to pay such dividends in whole or in part, and the Association shall have no obligation at any time to pay any such dividend.

      (c)  Payment of Dividends. So long as any share of Non-Cumulative
           --------------------
      Preferred Stock remains outstanding, no dividend whatsoever shall be paid or declared and no distribution made on any junior stock other than a dividend payable in junior stock, and no shares of junior stock shall be purchased, redeemed or otherwise acquired for consideration by the Association, directly or indirectly (other than as a result of a reclassification of junior stock, or the exchange or conversion of one junior stock for or into another junior stock, or other than through the use of the proceeds of a substantially contemporaneous sale of other junior stock), unless all dividends on all shares of non-cumulative Preferred Stock and non-cumulative Preferred Stock ranking on a parity as to dividends with the shares of Non-Cumulative Preferred Stock for the most recent dividend period ended prior to the date of such payment or declaration shall have been paid in full and all dividends on all shares of cumulative Preferred Stock ranking on a parity as to dividends with the shares of Non-Cumulative Stock (notwithstanding that dividends on such stock are cumulative) for all past dividend periods shall have been paid in full. Subject to the foregoing, and not otherwise, such dividends (payable in cash, stock or otherwise) as may be determined by the Board of Directors may be declared and paid on any junior stock from time to time out of any funds legally available therefor, and the Non-Cumulative Preferred

      Stock shall not be entitled to participate in any such dividends, whether payable in cash, stock or otherwise. No dividends shall be paid or declared upon any shares of any class or series of stock of the Association ranking on a parity (whether dividends on such stock are cumulative or non-cumulative) with the Non-Cumulative Preferred Stock in the payment of dividends for any period unless at or prior to the time of such payment or declaration all dividends payable on the Non-cumulative Preferred Stock for the most recent dividend period ended prior to the date of such payment or declaration shall have been paid in full. When dividends are not paid in full, as aforesaid, upon the Non-Cumulative Preferred Stock and any other series of Preferred Stock ranking on a parity as to dividends (whether dividends on such stock are cumulative or non-cumulative) with the Non-Cumulative Preferred Stock, all dividends declared upon the Non-Cumulative Preferred Stock and any other series of Preferred Stock ranking on a parity as to dividends with the Non-Cumulative Preferred Stock shall be declared pro rata so that the amount of dividends declared per share on the Non-cumulative Preferred Stock and such other Preferred Stock shall in all cases bear to each other the same ratio that accrued dividends per share on the Non-Cumulative Preferred Stock (but without any accumulation in respect of any unpaid dividends for prior dividend periods on the shares of Non-Cumulative Stock) and such other Preferred Stock bear to each other. No interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payment or payments on the Non-Cumulative Preferred Stock which may be in arrears.

  3.  Voting.  The holders of Non-Cumulative Preferred Stock shall not have any
      ------
      right to vote for the election of directors or for any other purpose.

  4.  Redemption.
      ----------

      (a)  Optional Redemption.  The Association, at the option of the Board of
           -------------------
      Directors, may redeem the whole or any part of the shares of Non-Cumulative Preferred Stock at the time outstanding, at any time or from time to time after the fifth anniversary of the date of original issuance of the Non-Cumulative Preferred Stock, upon notice given as hereinafter specified, at the redemption price per share equal to $1,000 plus an amount equal to the amount of accrued and unpaid dividends from the immediately preceding dividend payment date (but without any accumulation for unpaid dividends for prior dividend periods on the shares of Non-Cumulative Preferred Stock) to the redemption date.

      (b) Procedures. Notice of every redemption of shares of Non-Cumulative Preferred Stock shall be mailed by first class mail, postage prepaid, addressed to the holders of record of the shares to be redeemed at their respective last addresses as they shall appear on the books of the Association. Such mailing shall be at least 10 days and not more than 60 days prior to the date fixed for redemption. Any notice which is mailed in the manner herein provided shall be conclusively presumed to have been duly given, whether or not the shareholder receives such notice, and failure duly to give such notice by mail, or any defect in such notice, to any holder of shares of Non-Cumulative Preferred Stock designated for redemption shall not affect the validity of the proceedings for the redemption of any other shares of Non-Cumulative Preferred Stock.

      In case of redemption of a part only of the shares of Non-Cumulative Preferred Stock at the time outstanding the redemption may be either pro rata or by lot or by such other means as the Board of Directors of the Association in its discretion shall determine. The Board of Directors shall have full power and authority, subject to the provisions herein contained, to prescribe the terms and conditions upon which shares of the Non-Cumulative Preferred Stock shall be redeemed from time to time.

      If notice of redemption shall have been duly given, and, if on or before the redemption date specified therein, all funds necessary for such redemption shall have been set aside by the Association, separate and apart from its other funds, in trust for the pro rata benefit of the holders of the shares called for redemption, so as to be and continue to be available therefor, then, notwithstanding that any certificate for shares so called for redemption shall not have been surrendered for cancellation, all shares so called for redemption shall no longer be deemed outstanding on and after such redemption date, and all rights with respect to such shares shall forthwith on such redemption date cease and terminate, except only the right of the holders thereof to, receive the amount payable on redemption thereof, without interest.

      If such notice of redemption shall have been duly given or if the Association shall have given to the bank or trust company hereinafter referred to irrevocable authorization promptly to give such notice, and, if on or before the redemption date specified therein, the funds necessary for such redemption shall have been deposited by the Association with such bank or trust company in trust for the pro rata benefit of the holders of the shares called for redemption, then, notwithstanding that any certificate for shares so called for redemption shall not have been surrendered for cancellation, from and after the time of such deposit, all shares so called for redemption shall no longer be deemed to be outstanding and all rights with respect to such shares shall forthwith cease and terminate, except only the right of the holders thereof to receive from such bank or trust company at any time after the time of such deposit the funds so deposited, without interest. The aforesaid bank or trust company shall be organized and in good standing under the laws of the United States of America or any state thereof, shall have capital, surplus and undivided profits aggregating at least $50,000,000 according to its last published statement of condition, and shall be identified in the notice of redemption. Any interest accrued on such funds shall be paid to the Association from time to time. In case fewer than all the shares of Non-Cumulative Preferred Stock represented by a stock certificate are redeemed, a new certificate shall be issued representing the unredeemed shares without cost to the holder thereof.

      Any funds so set aside or deposited, as the case may be, and unclaimed at the end of the relevant escheat period under applicable state law from such redemption date shall, to the extent permitted by law, be released or repaid to the Association, after which repayment the holders of the shares so called for redemption shall look only to the Association for payment thereof.

  5.  Liquidation.
      -----------

      (a)  Liquidation Preference.  In the event of any voluntary liquidation,
           ----------------------
      dissolution or winding up of the affairs of the Association, the holders of Non-cumulative Preferred Stock shall be entitled, before any distribution or payment is made to the holders of any junior stock, to be paid in full an amount per share equal to an amount equal to $1,000 plus an amount equal to the amount of accrued and unpaid dividends per share from the immediately preceding dividend payment date (but without any accumulation for unpaid dividends for prior dividend periods on the shares of Non-cumulative Preferred Stock) per share to such distribution or payment date (the "liquidation amount").

      In the event of any involuntary liquidation, dissolution or winding up of the affairs of the Association, then, before any distribution or payment shall be made to the holders of any junior stock, the holders of Non-Cumulative Preferred Stock shall be entitled to be paid in full an amount per share equal to the liquidation amount.

      If such payment shall have been made in full to all holders of shares of Non-Cumulative Preferred Stock, the remaining assets of the Association shall be distributed among the holders of junior stock, according to their respective rights and preferences and in each case according to their respective numbers of shares.

      (b)  Insufficient Assets.  In the event that, upon any such voluntary or
           -------------------
      involuntary liquidation, dissolution or winding up, the available assets of the Association are insufficient to pay such liquidation amount on all outstanding shares of Non-cumulative Preferred Stock, then the holders of Non-Cumulative Preferred Stock shall share ratably in any distribution of assets in proportion to the full amounts to which they would otherwise be respectively entitled.

      (c)  Interpretation.  For the purposes of this paragraph 5, the
           --------------
      consolidation or merger of the Association with any other corporation or association shall not be deemed to constitute a liquidation, dissolution or winding up of the Association.

  6.  Preemptive Rights.  The Non-Cumulative Preferred Stock is not entitled to
      -----------------
      any preemptive, subscription, conversion or exchange rights in respect of any securities of the Association.

  7.  Definitions. As used herein with respect to the Non-Cumulative Preferred
      -----------
      Stock, the following terms shall have the following meanings:

      (a) The term "junior stock" shall mean the Common Stock and any other class or series of shares of the Association hereafter authorized over which the Non-Cumulative Preferred Stock has preference or priority in the payment of dividends or in the distribution of assets on any liquidation, dissolution or winding up of the Association.

      (b) The term "accrued dividends", with respect to any share of any class or series, shall mean an amount computed at the annual dividend rate for the class or series of which the particular share is a part, from, if such share is cumulative, the date on which dividends on such share became cumulative to and including the date to which such dividends are to be accrued, less the aggregate amount of all dividends theretofore paid thereon and, if such share is noncumulative, the relevant date designated to and including the date to which such dividends are accrued, less the aggregate amount of all dividends theretofore paid with respect to such period.

      (c) The term "Preferred Stock" shall mean all outstanding shares of all series of preferred stock of the Association as defined in this Article Fifth of the Articles of Association, as amended, of the Association.

  8.  Restriction on Transfer.  No shares of Non-Cumulative Preferred Stock, or
      -----------------------
      any interest therein, may be sold, pledged, transferred or otherwise disposed of without the prior written consent of the Association. The foregoing restriction shall be stated on any certificate for any shares of Non-Cumulative Preferred Stock.

  9.  Additional Rights.  The shares of Non-Cumulative Preferred Stock shall not
      -----------------
      have any relative, participating, optional or other special rights and powers other than as set forth herein.

  SIXTH.  The Board of Directors shall appoint one of its members President of
  -----
this Association, who shall be Chairman of the Board, unless the Board appoints another director to be the Chairman. The Board of Directors shall have the power to appoint one or more Vice Presidents; and to appoint a cashier or such other officers and employees as may be required to transact the business of this Association.

  The Board of Directors shall have the power to define the duties of the officers and employees of the Association, to fix the salaries to be paid to them; to dismiss them, to require bonds from them and to fix the penalty thereof; to regulate the manner in which any increase of the capital of the Association shall be made; to manage and administer the business and affairs of the Association; to make all By-Laws that it may be lawful for them to make; and generally to do and perform all acts that it may be legal for a Board of Directors to do and perform.

  SEVENTH.  The Board of Directors shall have the power to change the location
  -------
of the main office to any other place within the limits of Charlotte, North Carolina, without the approval of the shareholders but subject to the approval of the Comptroller of the Currency; and shall have the power to establish or change the location of any branch or branches of the Association to any other location, without the approval of the shareholders but subject to the approval of the Comptroller of the Currency.

  EIGHTH.  The corporate existence of this Association shall continue until
  ------
terminated in accordance with the laws of the United States.

  NINTH.  The Board of Directors of this Association, or any three or more
  -----
shareholders owning, in the aggregate, not less than 10 percent of the stock of this Association, may call a special meeting of shareholders at any time.
Unless otherwise provided by the laws of the United States, a notice of the time, place, and purpose of every annual and special meeting of the shareholders shall be given by first-class mail, postage prepaid, mailed at least ten days prior to the date of such meeting to each shareholder of record at his address as shown upon the books of this Association.

  TENTH.  Each director and executive officer of this Association shall be
  -----
indemnified by the association against liability in any proceeding (including without limitation a proceeding brought by or on behalf of the Association itself) arising out of his status as such or his activities in either of the foregoing capacities, except for any liability incurred on account of activities which were at the time taken known or believed by such person to be clearly in conflict with the best interests of the Association. Liabilities incurred by a director or executive officer of the Association in defending a proceeding shall be paid by the Association in advance of the final disposition of such proceeding upon receipt of an undertaking by the director or executive officer to repay such amount if it shall be determined, as provided in the last paragraph of this Article Tenth, that he is not entitled to be indemnified by the Association against such liabilities.

  The indemnity against liability in the preceding paragraph of this Article Tenth, including liabilities incurred in defending a proceeding, shall be automatic and self-operative.

  Any director, officer or employee of this Association who serves at the request of the Association as a director, officer, employee or agent of a charitable, not-for-profit, religious, educational or hospital corporation, partnership, joint venture, trust or other enterprise, or a trade association, or as a trustee or administrator under an employee benefit plan, or who serves at the request of the Association as a director, officer or employee of a business corporation in connection with the administration of an estate or trust by the Association, shall have the right to be indemnified by the Association, subject to the provisions set forth in the following paragraph of this Article Tenth, against liabilities in any manner arising out of or attributable to such status or activities in any such capacity, except for any liability incurred on account of activities which were at the time taken known or believed by such person to be clearly in conflict with the best interests of the Association, or of the corporation, partnership, joint venture, trust, enterprise, Association or plan being served by such person.

  In the case of all persons except the directors and executive officers of the Association, the determination of whether a person is entitled to indemnification under the preceding paragraph of this Article Tenth shall be made by and in the sole discretion of the Chief Executive Officer of the Association. In the case of the directors and executive officers of the Association, the indemnity against liability in the preceding paragraph of this Article Tenth shall be automatic and self-operative.

  For purposes of this Article Tenth of these Articles of Association only, the following terms shall have the meanings indicated:

   (a) "Association" means First Union National Bank and its direct and indirect wholly-owned subsidiaries.

   (b) "Director" means an individual who is or was a director of the Association.

   (c) "Executive officer" means an officer of the Association who by resolution of the Board of Directors of the Association has been determined to be an executive officer of the Association for purposes of Regulation O of the Federal Reserve Board.

   (d) "Liability" means the obligation to pay a judgment, settlement, penalty, fine (including an excise tax assessed with respect to an employee benefit plan), or reasonable expenses, including counsel fees and expenses, incurred with respect to a proceeding.

   (e) "Party" includes an individual who was, is, or is threatened to be made a named defendant or respondent in a proceeding.

   (f) "Proceeding" means any threatened, pending, or completed claim, action, suit, or proceeding, whether civil, criminal, administrative, or investigative and whether formal or informal.

  The Association shall have no obligation to indemnify any person for an amount paid in settlement of a proceeding unless the Association consents in writing to such settlement.

  The right to indemnification herein provided for shall apply to persons who are directors, officers, or employees of banks or other entities that are hereafter merged or otherwise combined with the Association only after the effective date of such merger or other combination and only as to their status and activities after such date.

  The right to indemnification herein provided for shall inure to the benefit of the heirs and legal representatives of any person entitled to such right.

  No revocation of, change in, or adoption of any resolution or provision in the Articles of Association or By-laws of the Association inconsistent with, this Article Tenth shall adversely affect the rights of any director, officer, or employee of the Association with respect to (i) any proceeding commenced or threatened prior to such revocation, change, or adoption, or (ii) any proceeding arising out of any act or omission occurring prior to such revocation, change, or adoption, in either case, without the written consent of such director, officer, or employee.

  The rights hereunder shall be in addition to and not exclusive of any other rights to which a director, officer, or employee of the Association may be entitled under any statute, agreement, insurance policy, or otherwise.

  The Association shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, or employee of the Association, or is or was serving at the request of the Association as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, trade association, employee benefit plan, or other enterprise, against any liability asserted against such director, officer, or employee in any such capacity, or arising out of their status as such, whether or not the Association would have the power to indemnify such director, officer, or employee against such liability, excluding insurance coverage for a formal order assessing civil money penalties against an Association director or employee.

  Notwithstanding anything to the contrary provided herein, no person shall have a right to indemnification with respect to any liability (i) incurred in an administrative proceeding or action instituted by an appropriate bank regulatory agency which proceeding or action results in a final order assessing civil money penalties or requiring affirmative action by an individual or individuals in the form of payments to the Association, (ii) to the extent such person is entitled to receive payment therefor under any insurance policy or from any corporation, partnership, joint venture, trust, trade association, employee benefit plan, or other enterprise other than the Association, or (iii) to the extent that a court of competent jurisdiction determines that such indemnification is void or prohibited under state or federal law.

  ELEVENTH.  These Articles of Association may be amended at any regular or
  --------
special meeting of the shareholders by the affirmative vote of the holders of a majority of the stock of this Association, unless the vote of holders of a greater amount of stock is required by law, and in that case, by the vote of the holders of such greater amount.

                                  BY-LAWS OF

                           FIRST UNION NATIONAL BANK

                               Charter No. 22693


                    As Restated Effective February 26, 1998

                                  BY-LAWS OF

                           FIRST UNION NATIONAL BANK


                                   ARTICLE I

                           Meetings of Shareholders
                           ------------------------

       Section 1.1 Annual Meeting.  The annual meeting of the shareholders for
       --------------------------
the election of directors and for the transaction of such other business as may properly come before the meeting shall be held on the third Tuesday of April in each year, commencing with the year 1998, except that the Board of Directors may, from time to time and upon passage of a resolution specifically setting forth its reasons, set such other date for such meeting during the month of April as the Board of Directors may deem necessary or appropriate; provided, however, that if an annual meeting would otherwise fall on a legal holiday, then such annual meeting shall be held on the second business day following such legal holiday. The holders of a majority of the outstanding shares entitled to vote which are represented at any meeting of the shareholders may choose persons to act as Chairman and as Secretary of the meeting.

       Section 1.2 Special Meetings.  Except as otherwise specifically provided
                   ----------------
by statute, special meetings of the shareholders may be called for any purpose at any time by the Board of Directors or by any three or more shareholders owning, in the aggregate, not less than ten percent of the stock of the Association. Every such special meeting, unless otherwise provided by law, shall be called by mailing, postage prepaid, not less than ten days prior to the date fixed for such meeting, to each shareholder at his address appearing on the books of the Association, a notice stating the purpose of the meeting.

       Section 1.3 Nominations for Directors.  Nominations for election to the
       -------------------------------------
Board of Directors may be made by the Board of Directors or by any stockholder of any outstanding class of capital stock of the bank entitled to vote for the election of directors. Nominations, other than those made by or on behalf of the existing management of the bank, shall be made in writing and shall be delivered or mailed to the President of the Bank and to the Comptroller of the Currency, Washington, D.C., not less than 14 days nor more than 50 days prior to any meeting of stockholders called for the election of directors, provided however, that if less than 21 days' notice of such meeting is given to shareholders, such nomination shall be mailed or delivered to the President of the Bank and to the Comptroller of the Currency not later than the close of business on the seventh day following the day on which the notice of meeting was mailed. Such notification shall contain the following information to the extent known to the notifying shareholder: (a) the name and address of each proposed nominee; (b) the principal occupation of each proposed nominee; (c) the total number of shares of capital stock of the bank that will be voted for each proposed nominee; (d) the name and residence address of the notifying shareholder; and (e) the number of shares of capital stock of the bank owned by the notifying shareholder. Nominations not made in accordance herewith may, in his discretion, be disregarded by the chairman of the meeting, and upon his instructions, the vote tellers may disregard all votes cast for each such nominee.

       Section 1.4 Judges of Election.  The Board may at any time appoint from
       ------------------------------
among the shareholders three or more persons to serve as Judges of Election at any meeting of shareholders; to act as judges and tellers with respect to all votes by ballot at such meeting and to file with the Secretary of the meeting a Certificate under their hands, certifying the result thereof.

       Section 1.5 Proxies.  Shareholders may vote at any meeting of the
       -------------------
shareholders by proxies duly authorized in writing, but no officer or employee of this Association shall act as proxy. Proxies shall be valid only for one meeting, to be specified therein, and any adjournments of such meeting. Proxies shall be dated and shall be filed with the records of the meeting.

       Section 1.6 Quorum.  A majority of the outstanding capital stock,
       ------------------
represented in person or by proxy, shall constitute a quorum at any meeting of shareholders, unless otherwise provided by law; but less than a quorum may adjourn any meeting, from time to time, and the meeting may be held, as adjourned, without further notice. A majority of the votes cast shall decide every question or matter submitted to the shareholders at any meeting, unless otherwise provided by law or by the Articles of Association.

                                  ARTICLE II

                                   Directors
                                   ---------

       Section 2.1 Board of Directors.  The Board of Directors (hereinafter
       ------------------------------
referred to as the "Board"), shall have power to manage and administer the business and affairs of the Association. Except as expressly limited by law, all corporate powers of the Association shall be vested in and may be exercised by said Board.

       Section 2.2 Number.  The Board shall consist of not less than five nor
       ------------------
more than twenty-five directors, the exact number within such minimum and maximum limits to be fixed and determined from time to time by resolution of a majority of the full Board or by resolution of the shareholders at any meeting thereof; provided, however, that a majority of the full Board of Directors may not increase the number of directors to a number which, (1) exceeds by more than two the number of directors last elected by shareholders where such number was fifteen or less, and (2) to a number which exceeds by more than four the number of directors last elected by shareholders where such number was sixteen or more, but in no event shall the number of directors exceed twenty-five.

       Section 2.3 Organization Meeting.  The Secretary of the meeting upon
       --------------------------------
receiving the certificate of the judges, of the result of any election, shall notify the directors-elect of their election and of the time at which they are required to meet at the Main Office of the Association for the purpose of organizing the new Board and electing and appointing officers of the Association for the succeeding year. Such meeting shall be held as soon thereafter as practicable. If, at the time fixed for such meeting, there shall not be a quorum present, the directors present may adjourn the meeting from time to time, until a quorum is obtained.

       Section 2.4 Regular Meetings.  Regular meetings of the Board of Directors
       ----------------------------
shall be held at such place and time as may be designated by resolution of the Board of Directors. Upon adoption of such resolution, no further notice of such meeting dates or the places or times thereof shall be required. Upon the failure of the Board of Directors to adopt such a resolution, regular meetings of the Board of Directors shall be held, without notice, on the third Tuesday in February, April, June, August, October and December, commencing with the year 1997, at the main office or at such other place and time as may be designated by the Board of Directors. When any regular meeting of the Board would otherwise fall on a holiday, the meeting shall be held on the next business day unless the Board shall designate some other day.

       Section 2.5 Special Meetings.  Special meetings of the Board of Directors
       ----------------------------
may be called by the President of the Association, or at the request of three
(3) or more directors. Each member of the Board of Directors shall be given notice stating the time and place, by telegram, letter, or in person, of each such special meeting.

       Section 2.6 Quorum.  A majority of the directors shall constitute a
       ------------------
quorum at any meeting, except when otherwise provided by law; but a less number may adjourn any meeting, from time to time, and the meeting may be held, as adjourned, without further notice.

       Section 2.7 Vacancies.  When any vacancy occurs among the directors, the
       ---------------------
remaining members of the Board, in accordance with the laws of the United States, may appoint a director to fill such vacancy at any regular meeting of the Board, or at a special meeting called for that purpose.

       Section 2.8 Advisory Boards.  The Board of Directors may appoint Advisory
       ---------------------------
Boards for each of the states in which the Association conducts operations. Each such Advisory Board shall consist of as many persons as the Board of Directors may determine. The duties of each Advisory Board shall be to consult and advise with the Board of Directors and senior officers of the Association in such state with regard to the best interests of the Association and to perform such other duties as the Board of Directors may lawfully delegate. The senior officer in such state, or such officers as directed by such senior officer, may appoint advisory boards for geographic regions within such state and may consult with the State Advisory Boards prior to such appointments.

                                  ARTICLE III

                            Committees of the Board
                            -----------------------

       Section 3.1  The Board of Directors, by resolution adopted by a majority
       -----------
of the number of directors fixed by these By-Laws, may designate two or more directors to constitute an Executive Committee and other committees, each of which, to the extent authorized by law and provided in such resolution, shall have and may exercise all of the authority of the Board of Directors and the management of the Association. The designation of any committee and the delegation thereto of authority shall not operate to relieve the Board of Directors, or any member thereof, of any responsibility or liability imposed upon it or any member of the Board of Directors by law. The Board of Directors reserves to itself alone the power to act on (1) dissolution, merger or consolidation, or disposition of substantially all corporate property, (2) designation of committees or filling vacancies on the Board of Directors or on a committee of the Board (except as hereinafter provided), (3) adoption, amendment or repeal of By-laws, (4) amendment or repeal of any resolution of the Board which by its terms is not so amendable or repealable, and (5) declaration of dividends, issuance of stock, or recommendations to stockholders of any action requiring stockholder approval.

       The Board of Directors or the Chairman of the Board of Directors of the Association may change the membership of any committee at any time, fill vacancies therein, discharge any committee or member thereof either with or without cause at any time, and change at any time the authority and responsibility of any such committee.

       A majority of the members of any committee of the Board of Directors may fix such committee's rules of procedure. All action by any committee shall be reported to the Board of Directors at a meeting succeeding such action, except such actions as the Board may not require to be reported to it in the resolution creating any such committee. Any action by any committee shall be subject to revision, alteration, and approval by the Board of Directors, except to the extent otherwise provided in the resolution creating such committee; provided, however, that no rights or acts of third parties shall be affected by any such revision or alteration.

                                  ARTICLE IV

                            Officers and Employees
                            ----------------------

       Section 4.1 Officers.  The officers of the Association may be a Chairman
       --------------------
of the Board, a Vice Chairman of the Board, one or more Chairmen or Vice Chairmen (who shall not be required to be directors of the Association), a President, one or more Vice Presidents, a Secretary, a Cashier or Treasurer, and such other officers, including officers holding similar or equivalent titles to the above in regions, divisions or functional units of the Association, as may be appointed by the Board of Directors. The Chairman of the Board and the President shall be members of the Board of Directors. Any two or more offices may be held by one person, but no officer shall sign or execute any document in more than one capacity.

       Section 4.2 Election, Term of Office, and Qualification.  Each officer
       -------------------------------------------------------
shall be chosen by the Board of Directors and shall hold office until the annual meeting of the Board of Directors held next after his election or until his successor shall have been duly chosen and qualified, or until his death, or until he shall resign, or shall have been disqualified, or shall have been removed from office.

       Section 4.2(a) Officers Acting as Assistant Secretary.  Notwithstanding
       -----------------------------------------------------
Section 1 of these By-laws, any Senior Vice President, Vice President, or Assistant Vice President shall have, by virtue of his office, and by authority of the By-laws, the authority from time to time to act as an Assistant Secretary of the Bank, and to such extent, said officers are appointed to the office of Assistant Secretary.

       Section 4.3 Chief Executive Officer.  The Board of Directors shall
       -----------------------------------
designate one of its members to be the President of this Association, and the officer so designated shall be an ex officio member of all committees of the Association except the Examining Committee, and its Chief Executive Officer unless some other officer is so designated by the Board of Directors.

       Section 4.4 Duties of Officers.  The duties of all officers shall be
       ------------------------------
prescribed by the Board of Directors. Nevertheless, the Board of Directors may delegate to the Chief Executive Officer the authority to prescribe the duties of other officers of the corporation not inconsistent with law, the charter, and these By-laws, and to appoint other employees, prescribe their duties, and to dismiss them. Notwithstanding such delegation of authority, any officer or employee also may be dismissed at any time by the Board of Directors.

       Section 4.5 Other Employees.  The Board of Directors may appoint from
       ---------------------------
time to time such tellers, vault custodians, bookkeepers, and other clerks, agents, and employees as it may deem advisable for the prompt and orderly transaction of the business of the Association, define their duties, fix the salary to be paid them, and dismiss them. Subject to the authority of the Board of Directors, the Chief Executive Officer or any other officer of the Association authorized by him, may appoint and dismiss all such tellers, vault custodians, bookkeepers and other clerks, agents, and employees, prescribe their duties and the conditions of their employment, and from time to time fix their compensation.

       Section 4.6 Removal and Resignation.  Any officer or employee of the
       -----------------------------------
Association may be removed either with or without cause by the Board of Directors. Any employee other than an officer elected by the Board of Directors may be dismissed in accordance with the provisions of the preceding Section 4.5. Any officer may resign at any time by giving written notice to the Board of Directors or to the Chief Executive Officer of the Association. Any such resignation shall become effective upon its being accepted by the Board of Directors, or the Chief Executive Officer.

                                   ARTICLE V

                               Fiduciary Powers
                               ----------------

       Section 5.1 Capital Management Group.  There shall be an area of this
       ------------------------------------
Association known as the Capital Management Group which shall be responsible for the exercise of the fiduciary powers of this Association. The Capital Management Group shall consist of four service areas: Fiduciary Services, Retail Services, Investments and Marketing. The Fiduciary Services unit shall consist of personal trust, employee benefits, corporate trust and operations. The General Office for the Fiduciary Services unit shall be located in Charlotte, N.C., with City Trust Offices located in such cities within the State of North Carolina as designated by the Board of Directors.

       Section 5.2 Trust Officers.  There shall be a General Trust Officer of
       --------------------------
this Association whose duties shall be to manage, supervise and direct all the activities of the Capital Management Group. Further, there shall be one or more Senior Trust Officers designated to assist the General Trust Officer in the performance of his duties. They shall do or cause to be done all things necessary or proper in carrying out the business of the Capital Management Group in accordance with provisions of applicable law and regulation.

       Section 5.3 Capital Management/General Trust Committee. There shall be a
       ------------------------------------------------------
Capital Management/General Trust Committee composed of not less than four (4) members of the Board of Directors or officers of this Association who shall be appointed annually or from time to time by the Board of Directors of the Association. The General Trust Officer shall serve as an ex-officio member of the Committee. Each member shall serve until his successor is appointed. The Board of Directors or the Chairman of the Board may change the membership of the Capital Management/General Trust Committee at any time, fill vacancies therein, or discharge any member thereof with or without cause at any time. The Committee shall counsel and advise on all matters relating to the business or affairs of the Capital Management Group and shall adopt overall policies for the conduct of the business of the Capital Management Group including but not limited to: general administration, investment policies, new business development, and review for approval of major assignments of functional responsibilities. The Committee shall meet at least quarterly or as called for by its Chairman or any three (3) members of the Committee. A quorum shall consist of three (3) members. In carrying out its responsibilities, the Capital Management/General Trust Committee shall review the actions of all officers, employees and committees utilized by this Association in connection with the activities of the Capital Management Group and may assign the administration and performance of any fiduciary powers or duties to any of such officers or employees or to the Investment Policy Committee, Personal Trust Administration Committee, Account Review Committee, Corporate and Institutional Accounts Committee, or any other committees it shall designate. One of the methods to be used in the review process will be the thorough scrutiny of the Report of Examination by the Office of the Comptroller of the Currency and the reports of the Audit Division of First Union Corporation, as they relate to the activities of the Capital Management Group. These reviews shall be in addition to reviews of such reports by the Audit Committee of the Board of Directors. The Chairman of the Capital Management/ General Trust

Committee shall be appointed by the Chairman of the Board of Directors. He shall cause to be recorded in appropriate minutes all actions taken by the Committee. The minutes shall be signed by its Secretary and approved by its Chairman. Further, the Committee shall summarize all actions taken by it and shall submit a report of its proceedings to the Board of Directors at its next regularly scheduled meeting following a meeting of the Capital Management/General Trust Committee. As required by Section 9.7 of Regulation 9 of the Comptroller of the Currency, the Board of Directors retains responsibility for the proper exercise of the fiduciary powers of this Association.

       The Fiduciary Services unit of the Capital Management Group will maintain a list of securities approved for investment in fiduciary accounts and will from time to time provide the Capital Management/General Trust Committee with current information relative to such list and also with respect to transactions in other securities not on such list. It is the policy of this Association that members of the Capital Management/General Trust Committee should not buy, sell or trade in securities which are on such approved list or in any other securities in which the Fiduciary Services unit has taken, or intends to take, a position in fiduciary accounts in any circumstances in which any such transaction could be viewed as a possible conflict of interest or could constitute a violation of applicable law or regulation. Accordingly, if any such securities are owned by any member of the Capital Management/General Trust Committee at the time of appointment to such Committee, the Capital Management Group shall be promptly so informed in writing. If any member of the Capital Management/General Trust Committee intends to buy, sell, or trade in any such securities while serving as a member of the Committee, he should first notify the Capital Management Group in order to make certain that any proposed transaction will not constitute a violation of this policy or of applicable law or regulation.

       Section 5.4 Investment Policy Committee.  There shall be an Investment
       ---------------------------------------
Policy Committee composed of not less than seven (7) officers and/or employees of this Association who shall be appointed annually or from time to time by the Board of Directors. Each member shall serve until his successor is appointed. Meetings shall be called by the Chairman or any two (2) members of the Committee. A quorum shall consist of five (5) members. The Investment Policy Committee shall exercise such fiduciary powers and perform such duties as may be assigned to it by the Capital Management/General Trust Committee. All actions taken by the Investment Policy Committee shall be recorded in appropriate minutes, signed by the Secretary thereof, approved by its Chairman and submitted to the Capital Management/General Trust Committee at its next ensuing regular meeting for its review and approval.

       Section 5.5 Personal Trust Administration Committee.  There shall be a
       ---------------------------------------------------
Personal Trust Administration Committee composed of not less than five (5) officers, who shall be appointed annually or from time to time by the Board of Directors. Each member shall serve until his successor is appointed. Meetings shall be called by the Chairman or any three (3) members of the Committee. A quorum shall consist of three (3) members. The Personal Trust Administration Committee shall exercise such fiduciary powers and perform such duties as may be assigned to it by the Capital Management/General Trust Committee. All action taken by the Personal Trust Administration Committee shall be recorded in appropriate minutes signed by the Secretary thereof, approved by its Chairman, and submitted to the Capital Management/General Trust Committee at its next ensuing regular meeting for its review and approval.

       Section 5.6 Account Review Committee.  There shall be an Account Review
       ------------------------------------
Committee composed of not less than four (4) officers and/or employees of this Association, who shall be appointed annually or from time to time by the Board of Directors. Each member shall serve until his successor is appointed. Meetings shall be called by the Chairman or any two (2) members of the Committee. A quorum shall consist of three (3) members. The Account Review Committee shall exercise such fiduciary powers and perform such duties as may be assigned to it by the Capital Management/General Trust Committee. All actions taken by the Account Review Committee shall be recorded in appropriate minutes, signed by the Secretary thereof, approved by its Chairman and submitted to the Capital Management/ General Trust Committee at its next ensuing regular meeting for its review and approval.

       Section 5.7 Corporate and Institutional Accounts Committee.  There shall
       -----------------------------------------------------------
be a Corporate and Institutional Accounts Committee composed of not less than five (5) officers and/or employees of this Association, who shall be appointed annually, or from time to time, by the Capital Management/General Trust Committee and approved by the Board of Directors. Meetings may be called by the Chairman or any two (2) members of the Committee. A quorum shall consist of three (3) members. The Corporate and Institutional Accounts Committee shall exercise such fiduciary powers and duties as may be assigned to it by the General Trust Committee. All actions taken by the Corporate and Institutional Accounts Committee shall be recorded in appropriate minutes, signed by the Secretary thereof, approved by its Chairman and made available to the General Trust Committee at its next ensuing regular meeting for its review and approval.

                                  ARTICLE VI

                         Stock and Stock Certificates
                         ----------------------------

       Section 6.1 Transfers.  Shares of stock shall be transferable on the
       ---------------------
books of the Association, and a transfer book shall be kept in which all transfers of stock shall be recorded. Every person becoming a shareholder by such transfer shall, in proportion to his shares, succeed to all rights and liabilities of the prior holder of such shares.

       Section 6.2 Stock Certificates.  Certificates of stock shall bear the
       ------------------------------
signature of the Chairman, the Vice Chairman, the President, or a Vice President (which may be engraved, printed, or impressed), and shall be signed manually or by facsimile process by the Secretary, Assistant Secretary, Cashier, Assistant Cashier, or any other officer appointed by the Board of Directors for that purpose, to be known as an Authorized Officer, and the seal of the Association shall be engraved thereon. Each certificate shall recite on its face that the stock represented thereby is transferable only upon the books of the Association properly endorsed.


                                  ARTICLE VII

                                Corporate Seal
                                --------------

       Section 7.1  The President, the Cashier, the Secretary, or any Assistant
       -----------
Cashier, or Assistant Secretary, or other officer thereunto designated by the Board of Directors shall have authority to affix the corporate seal to any document requiring such seal, and to attest the same. Such seal shall be substantially in the following form.


                                 ARTICLE VIII

                           Miscellaneous Provisions
                           ------------------------

       Section 8.1 Fiscal Year.  The fiscal year of the Association shall be the
       -----------------------
calendar year.

       Section 8.2 Execution of Instruments.  All agreements, indentures,
       ------------------------------------
mortgages, deeds, conveyances, transfers, certificates, declarations, receipts, discharges, releases, satisfactions, settlements, petitions, notices, applications, schedules, accounts, affidavits, bonds, undertakings, proxies, and other instruments or documents may be signed, executed, acknowledged, verified, delivered or accepted in behalf of the Association by the Chairman of the Board, the Vice Chairman of the Board, any Chairman or Vice Chairman, the President, any Vice President or Assistant Vice President, the Secretary or any Assistant Secretary, the Cashier or Treasurer or any Assistant Cashier or Assistant Treasurer, or any officer holding similar or equivalent titles to the above in any regions, divisions or functional units of the Association, or, if in connection with the exercise of fiduciary powers of the Association, by any of said officers or by any Trust Officer or Assistant Trust Officer (or equivalent titles); provided, however, that where required, any such instrument shall be attested by one of said officers other than the officer executing such instrument. Any such instruments may also be executed, acknowledged, verified, delivered or accepted in behalf of the Association in such other manner and by such other officers as the Board of Directors may from time to time direct. The provisions of this Section 8.2 are supplementary to any other provision of these By-laws.

       Section 8.3 Records.  The Articles of Association, the By-laws, and the
       -------------------
proceedings of all meetings of the shareholders, the Board of Directors, standing committees of the Board, shall be recorded in appropriate minute books provided for the purpose. The minutes of each meeting shall be signed by the Secretary, Cashier, or other officer appointed to act as Secretary of the meeting.

                                  ARTICLE IX

                                    By-laws
                                    -------

       Section 9.1 Inspection.  A copy of the By-laws, with all amendments
       ----------------------
thereto, shall at all times be kept in a convenient place at the Head Office of the Association, and shall be open for inspection to all shareholders, during banking hours.

       Section 9.2 Amendments.  The By-laws may be amended, altered or repealed,
       ----------------------
at any regular or special meeting of the Board of Directors, by a vote of a majority of the whole number of Directors.

                                   Exhibit A
                                   ---------


                           First Union National Bank
                                   Article X
                               Emergency By-laws



       In the event of an emergency declared by the President of the United States or the person performing his functions, the officers and employees of this Association will continue to conduct the affairs of the Association under such guidance from the directors or the Executive Committee as may be available except as to matters which by statute require specific approval of the Board of Directors and subject to conformance with any applicable governmental directives during the emergency.

                       OFFICERS PRO TEMPORE AND DISASTER

       Section 1. The surviving members of the Board of Directors or the Executive Committee shall have the power, in the absence or disability of any officer, or upon the refusal of any officer to act, to delegate and prescribe such officer's powers and duties to any other officer, or to any director, for the time being.

       Section 2. In the event of a state of disaster of sufficient severity to prevent the conduct and management of the affairs and business of this Association by its directors and officers as contemplated by these By-laws, any two or more available members of the then incumbent Executive Committee shall constitute a quorum of that Committee for the full conduct and management of the affairs and business of the Association in accordance with the provisions of
Article II of these By-laws; and in addition, such Committee shall be empowered to exercise all of the powers reserved to the General Trust Committee under
Section 5.3 of Article V hereof. In the event of the unavail-ability, at such time, of a minimum of two members of the then incumbent Executive Committee, any three available directors shall constitute the Executive Committee for the full conduct and management of the affairs and business of the Association in accordance with the foregoing provisions of this section. This By-law shall be subject to implementation by resolutions of the Board of Directors passed from time to time for that purpose, and any provisions of these By-laws (other than this section) and any resolutions which are contrary to the provisions of this section or to the provisions of any such implementary resolutions shall be suspended until it shall be determined by an interim Executive Committee acting under this section that it shall be to the advantage of this Association to resume the conduct and management of its affairs and business under all of the other provisions of these By-laws.

                              Officer Succession

       BE IT RESOLVED, that if consequent upon war or warlike damage or disaster, the Chief Executive Officer of this Association cannot be located by the then acting Head Officer or is unable to assume or to continue normal executive duties, then the authority and duties of the Chief Executive Officer shall, without further action of the Board of Directors, be automatically assumed by one of the following persons in the order designated:

       Chairman
       President
       Division Head/Area Administrator - Within this officer class, officers shall take seniority on the basis of length of service in such office or, in the event of equality, length of service as an officer of the Association.

       Any one of the above persons who in accordance with this resolution assumes the authority and duties of the Chief Executive Officer shall continue to serve until he resigns or until five-sixths of the other officers who are attached to the then acting Head Office decide in writing he is unable to perform said duties or until the elected Chief Executive Officer of this Association, or a person higher on the above list, shall become available to perform the duties of Chief Executive Officer of the Association.

       BE IT FURTHER RESOLVED, that anyone dealing with this Association may accept a certification by any three officers that a specified individual is acting as Chief Executive Officer in accordance with this resolution; and that anyone accepting such certification may continue to consider it in force until notified in writing of a change, said notice of change to carry the signatures of three officers of the Association.

                              Alternate Locations

       The offices of the Association at which its business shall be conducted shall be the main office thereof in each city which is designated as a City Office (and branches, if any), and any other legally authorized location which may be leased or acquired by this Association to carry on its business. During an emergency resulting in any authorized place of business of this Association being unable to function, the business ordinarily conducted at such location shall be relocated elsewhere in suitable quarters, in addition to or in lieu of the locations heretofore mentioned, as may be designated by the Board of Directors or by the Executive Committee or by such persons as are then, in accordance with resolutions adopted from time to time by the Board of Directors dealing with the exercise of authority in the time of such emergency, conducting the affairs of this Association. Any temporarily relocated place of business of this Association shall be returned to its legally authorized location as soon as practicable and such temporary place of business shall then be discontinued.

                              Acting Head Offices

       BE IT RESOLVED, that in case of and provided because of war or warlike damage or disaster, the General Office of this Association, located in Charlotte, North Carolina, is unable temporarily to continue its functions, the Raleigh office, located in Raleigh, North Carolina, shall automatically and without further action of this Board of Directors, become the "Acting Head Office of this Association";

       BE IT FURTHER RESOLVED, that if by reason of said war or warlike damage or disaster, both the General Office of this Association and the said Raleigh Office of this Association are unable to carry on their functions, then and in such case, the Asheville Office of this Association, located in Asheville, North Carolina, shall, without further action of this Board of Directors, become the "Acting Head Office of this Association"; and if neither the Raleigh Office nor the Asheville Office can carry on their functions, then the Greensboro Office of this Association, located in Greensboro, North Carolina, shall, without further action of this Board of Directors, become the "Acting Head Office of this Association"; and if neither the Raleigh Office, the Asheville Office, nor the Greensboro Office can carry on their functions, then the Lumberton Office of this Association, located in Lumberton, North Carolina, shall, without further action of this Board of Directors, become the "Acting Head Office of this Association". The Head Office shall resume its functions at its legally authorized location as soon as practicable.